SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT
           PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
                                   ACT OF 1934

        Date of Report (Date of earliest event reported): June 30, 2003
                               AEROCENTURY CORP.
             (Exact name of Registrant as specified in its charter)

    DELAWARE                                               94-3263974
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                        Identification No.)


                          1440 Chapin Avenue, Suite 310
                              Burlingame, CA 94010
               (Address of principal executive offices) (Zip Code)

                                  650-340-1888
               (Registrant's telephone number including area code)

                                 Not applicable
         (Former name and former address, if changed since last report)


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 Item 5. Other Events

     On June 30, 2003, the Company entered into a Third Amendment to Amended and Restated Credit Agreement ("Amendment") with National City Bank, as agent, and National City Bank, California Bank & Trust and Bank of the West, (successor-in-interest to United California Bank, formerly known as Sanwa Bank California), as lenders. The Amendment, dated as of June 28, 2003, provides for the repayment in full of credit line participant Bank of the West, reduction of the maximum credit line indebtedness to $40 million, and revisions to certain financial covenants and interest rate margins. The Amendment also extends the maturity of the current facility to August 28, 2003, under the amended financial terms.

Exhibits

 Exhibit 10.1  Form of Third Amendment to Amended and Restated Credit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 30, 2003

AEROCENTURY CORP.

By: /s/ Neal D. Crispin

Neal D. Crispin,
Chairman of the Board and President